Exhibit 99.2



                                     Form of

                         Juniata Valley Financial Corp.
                         Mifflintown, Pennsylvania 17059

                              AMENDED AND RESTATED
                           DIVIDEND REINVESTMENT PLAN
                                PARTICIPANT FORM

Name____________________________    SSN#___________________________

Name____________________________    SSN#___________________________

Address____________________________

       ----------------------------

         By signing this form, I elect to participate in the Juniata Valley Financial Corp. ("JVFC") Amended and Restated Dividend Reinvestment Plan (the "Plan"). I understand that the purpose of the Plan is to provide a simple and convenient method in which cash dividends and voluntary cash contributions are invested in additional shares of the common stock of JVFC ("Stock").

         I understand that the investment date will be the dividend payment date. As long as this card is returned to the Plan Agent on or before the Record Date (as described in the Plan) established for a particular dividend, reinvestment will commence with that dividend. I may make voluntary cash contributions of a minimum of $500 per dividend payment period and a maximum of $3,000 per year. I understand that interest will NOT be paid on voluntary cash contributions. My contributions will be returned provided a written request is received by the Plan Agent no later than the last business day prior to the next scheduled Record Date..

         By signing this form, I certify that I have read the Plan and have reviewed a copy of the prospectus describing the Plan, and I elect to participate in the Plan.

_____    I elect to participate with respect to all of my shares of Stock.

_____ I elect to participate in the Plan with respect to ______ shares of my Stock.


Date  ________________________           Signature  ___________________________

                                         Signature  ___________________________

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